Exhibit 99
















                            Regional Bankshares, Inc.
                               and its subsidiary,



                                    HERITAGE
                                 Community Bank


                               September 30, 2005

                                Financial Report




                       206 South Fifth Street, Hartsville
                                 (843) 383-4333

                              Financial Highlights

Income Statement Data                Nine Months Ended September 30
                                     ------------------------------
                                         2005               2004        Percent
                                      (unaudited)      (unaudited)       Change
                                      -----------      -----------       ------
Net Interest Income ................  $2,318,678        $1,923,814       20.53%
Loan Loss Provision ................      84,000           100,000      (16.00)%
Noninterest Income .................     402,139           412,855       (2.60)%
Income Taxes .......................     199,207           141,322       40.96%
Net Income .........................     339,193           242,049       40.13%

Per Share Data
Average Shares Outstanding (1) .....     586,985           581,208        0.99%
Basic (2) ..........................  $     0.58        $     0.42       38.10%
Diluted (3) ........................  $     0.56        $     0.40       40.00%


                                    Three Months Ended September 30
                                    -------------------------------
                                           2005          2004           Percent
                                           ----          ----           -------
                                        (unaudited)  (unaudited)         Change
Net Interest Income ...................  $790,671      $684,046          15.59%
Loan Loss Provision ...................    24,000        45,000         (46.67)%
Noninterest Income ....................   153,530       153,741          (0.14)%
Income Taxes ..........................    81,986        61,218          33.92%
Net Income ............................   139,597       105,660          32.12%

Per Share Data
Average Shares Outstanding (1) ........   613,165       606,541           1.09%
Basic (2) .............................  $   0.23      $   0.17          35.29%
Diluted (3) ...........................  $   0.22      $   0.17          29.41%


Balance Sheet Data                 September 30,       December 31,      Percent
                                        2005               2004          Change
                                        ----               ----          ------
                                    (unaudited)
Total Assets ..................     $ 74,684,009      $ 70,260,401         6.30%
Gross Loans ...................       56,205,697        55,052,377         2.09%
Allowance for Loan Losses .....         (650,293)         (589,765)       10.26%
Investment Securities .........        7,292,762         4,001,705        82.24%
Total Deposits ................       61,493,022        57,691,196         6.59%
Total Interest-Bearing ........       60,455,712        56,660,219         6.70%
   Liabilities
Shareholders' Equity ..........        5,467,067         5,093,599         7.33%
Shares Outstanding (1) ........          692,759           684,684         1.18%
Book Value per Share ..........     $       7.89      $       7.44         6.05%

1    Adjusted to reflect 20% stock dividend paid in 2005.
2    Net income divided by average shares outstanding.
3 Net income divided by average shares outstanding plus exercisable options and warrants.

To Our Shareholders and Friends:

We are pleased to report the results of our operations for the first nine months of 2005 and the quarter ended September 30, 2005. The results continue to show strong growth in earnings. Loan demand has slowed somewhat, while credit quality continues to be excellent.

During the first nine months of 2005:

     o total assets of the Bank grew from $70,260,401 to $74,684,009 an increase of 6.30%

     o loans outstanding grew from $55,052,377, to $56,205,697, an increase of 2.09%

     o    deposits grew from $57,691,196 to $61,493,022, an increase of 6.59%

     o net income after taxes grew from $242,049 in 2004 to $339,193 in 2005, an increase of 40.13%.

During the quarter  ended  September  30, 2005  compared to 2004:

     o    net  interest  income  grew from  $684,046  to $790,671 an increase of
          15.59%

     o net income after taxes grew from $105,660 to $139,597, an increase of 32.12%.

We are excited to be occupying our permanent office in McBee and invite you to drop in and visit as you travel through the community. We will also be moving in to our new operations center on Westfield Street in Hartsville by the end of November. These improvements will allow us to better serve you.

In appreciation for your investment in Regional Bankshares and our improved profitability, the Board of Directors approved a 20% stock dividend to shareholders of record as of August 31, 2005. The dividend was paid on September 1, 2005. Thank you for your continued confidence.


Goz Segars
Chairman


Curtis A. Tyner, Sr.
President & CEO


Corporate Information
Stock Transfer Agent
Regional Bankshares, Inc.
206 South Fifth Street
Hartsville, SC 29550

For Additional inquiries
Mr. Curtis A. Tyner, Sr., President and CEO
Regional Bankshares, Inc.
206 South Fifth Street
Hartsville, South Carolina 29550